UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 2, 2003

RAYTHEON COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-13699 (Commission File Number)	95-1778500 (IRS Employer Identification Number)

870 Winter Street Waltham, Massachusetts (Address of principal executive offices	02451 (Zip Code)

Registrant’s telephone number, including area code: (781) 522-3000

Item 5.    Other Events

On December 2, 2003, Raytheon Company (the “Company”) announced its intention to offer to repurchase for cash up to $1.24 billion in principal amount of two of its outstanding debt issues. In connection with this announcement, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits

(a)	Exhibits The following Exhibit is filed pursuant to Item 5 of this report:

99.1	Press release dated December 2, 2003 issued by Raytheon Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2003

RAYTHEON COMPANY

By:	/s/ Jay B. Stephens
Jay B. Stephens Senior Vice President and General Counsel

EXHIBIT INDEX

Description

The following Exhibit is filed pursuant to Item 5 of this Report:

99.1	Press release dated December 2, 2003 issued by Raytheon Company